Exhibit 10(f)(iii)

AMENDED AND RESTATED

EXECUTIVE SALARY CONTINUATION AGREEMENT

THIS AGREEMENT, made and entered into this      day of         , 2008, by and between Peoples Bank, a Bank organized and existing under the laws of the State of North Carolina, hereinafter referred to as “the Bank”, and Anthony J. Lampron, a Key Employee and the Executive of the Bank, hereinafter referred to as “the Executive.”

W I T N E S S E T H:

WHEREAS, the Bank and the Executive previously entered into an Executive Supplemental Retirement Plan Agreement dated the 1st day of January, 2002 between Peoples Bank and Anthony J. Lampron, that provided for the payment of certain benefits; and

WHEREAS, the Bank and the Executive thereafter entered into an Executive Salary Continuation Agreement dated December 31, 2003 (the “2003 Agreement”), which replaced and superseded the Executive Supplemental Retirement Plan Agreement and the benefits provided thereunder; and

WHEREAS, the Executive has been and continues to be a valued Executive of the Bank, and is now serving the Bank; and

WHEREAS, it is the consensus of the Board of Directors (hereinafter referred to as the “Board”) that the Executive’s services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank in bringing the Bank to its present status of operating efficiency and present position in its field of activity; and

WHEREAS, the Executive’s experience, knowledge of the affairs of the Bank, reputation, and contacts in the industry are so valuable that assurance of the Executive’s continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure the Executive remains in the Bank’s employ during the Executive’s lifetime or until the age of retirement; and

WHEREAS, it is the desire of the Bank that the Executive’s services be retained as herein provided; and

WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay the Executive or the Executive’s beneficiary(ies), certain benefits in accordance with the terms and conditions hereinafter set forth; and

WHEREAS, the Bank and the Executive desire to amend and restate the 2003 Agreement in order to bring it into compliance with Section 409A of the Internal Revenue Code, as amended, including regulations and guidance issued thereunder (“Section 409A”).

ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this Amended and Restated Salary Continuation Agreement (the “Agreement”) under which the Bank will agree to make certain payments to the Executive at retirement or the Executive’s beneficiary(ies) in the event of the Executive’s death pursuant to this Agreement;

FURTHERMORE, it is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Executive is fully advised of the Bank’s financial status and has had substantial input in the design and operation of this benefit plan.

NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

I.	DEFINITIONS

A.	Effective Date:

The “Effective Date” of this Agreement shall be December 31, 2008.

B.	Plan Year:

Any reference to “Plan Year” shall mean a calendar year from January 1 to December 31. In the year of implementation, the term “Plan Year” shall mean the period from the effective date to December 31 of the year of the effective date.

C.	Retirement Date:

“Retirement Date” shall mean retirement from active employment with the Bank on or after the Executive’s sixty-fifth (65th) birthday.

D.	Early Retirement Date:

“Early Retirement Date” shall mean a retirement from service which is effective prior to the Normal Retirement Age stated herein, provided the Executive has attained age fifty-nine and one half (59 1/2) and is one hundred percent (100%) vested.

E.	Termination of Service:

“Termination of Service” shall mean voluntary resignation of service by the Executive or the Bank’s discharge of the Executive without cause [“cause” defined in Subparagraph III (F) hereinafter], prior to the Normal Retirement Age (described in Subparagraph I (J) hereinafter).

F.	Index Retirement Benefit:

The “Index Retirement Benefit” for the Executive for any year shall be equal to the excess of the annual earnings (if any) determined by the Index [Subparagraph I (G)] for that Plan Year less the Cost of Funds Expense [Subparagraph I (H)] for that Plan Year.

G.	Index:

The “Index” for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on December 31, 2003.

Insurance Company:	Jefferson Pilot Life Insurance Company
Policy Form:	Flexible Premium Adjustable Life
Policy Name:	ESP VI
Insured’s Age and Sex:	47, Male
Riders:	None
Ratings:	None
Option:	Level
Face Amount:	$268,000
Premiums Paid	$98,500
Number of Premium Payments	Single
Assumed Purchase Date	December 28, 2001

Insurance Company	Mass Mutual Life Insurance Company
Policy Form:	Flexible Premium Adjustable Life
Policy Name:	Strategic Life Executive
Insured’s Age and Sex:	48, Male
Riders:	None
Ratings:	None
Option:	Level
Face Amount:	$280,725
Premiums Paid	$98,500
Number of Premium Payments	Single
Assumed Purchase Date	December 28, 2001

If such contracts of life insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased from the above named insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and the Executive’s beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.

Any reference to a specific insurance contract under this Subparagraph I (G) also includes a reference to a replacement contract that has replaced the specifically referenced insurance contract through an exchange qualifying under Section 1035 of the Internal Revenue Code.

H.	Cost of Funds Expense:

The “Cost of Funds Expense” for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described above plus the amount of any after-tax benefits paid to the Executive pursuant to this Agreement (Paragraph III hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the average after-tax cost of funds of the Bank’s third quarter Call Report for the Plan Year as filed with the Federal Reserve.

I.	Separation from Service:

Any reference to “retirement,” “retirement from service,” “early retirement,” or “termination of service” that triggers a payment under this Agreement requires that the Executive has incurred a “separation from service” as interpreted in accordance with Section 409A (“Separation from Service”). The Executive will not be considered to have had a “Separation from Service” if he is on military leave, sick leave or other bona fide leave of absence if the period of such absence does not exceed six (6) months or, if longer, so long as the Executive has a right to reemployment that is provided by statute or contract.

J.	Normal Retirement Age:

“Normal Retirement Age” shall mean the date on which the Executive attains age sixty-five (65).

K.	Benefit Accounting:

The Bank shall account for this benefit using the regulatory accounting principles of the Bank’s primary federal regulator and the Generally Accepted Accounting Principles. The Bank shall establish an accrued liability retirement account (bookkeeping entry) for the Executive into which appropriate reserves shall be accrued.

L.	Unforeseeable Emergency:

“Unforeseeable Emergency” shall mean that the Executive has experienced an “unforeseeable emergency” within the meaning of Section 409A of the Code.

II.	EMPLOYMENT

The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive’s rights to voluntarily sever his employment at any time.

III.	BENEFITS

A.	Retirement Benefits:

Should the Executive continue to be employed by the Bank until “Normal Retirement Age” defined in Subparagraph I (J), the Executive shall be entitled to receive an annual benefit as set forth in Exhibit A-1, in equal monthly installments [1/12th of the annual benefit for a period of thirteen (13) years]. Said payments to commence thirty (30) days following the Executive’s Retirement Date. Upon completion of the aforestated payments and commencing the next month subsequent thereto, the Index Retirement Benefit [Subparagraph I (F)] shall be paid to the Executive until his death at which time said benefit shall cease.

B.	Early Retirement Benefits:

Subject to Subparagraph III (F), should the Executive elect Early Retirement or be discharged without cause by the Bank subsequent to the Early Retirement Date [Subparagraph I (D)], the Executive shall be entitled to receive a reduced annual benefit amount as set forth in Exhibit A-2, commencing thirty (30) days following the Executive’s Early Retirement Date. For benefits received in years prior to age sixty-five (65), the reduced annual benefit as set forth in Exhibit A-2 will apply to the age sixty-six (66) benefit listed on schedule A-1. Such payments shall continue until the participant attains age seventy-eight (78). Upon completion of the aforestated payments and commencing the next month subsequent thereto, the Index Retirement Benefit [Subparagraph I (F)] shall be paid to the Executive until his death at which time said benefit shall cease.

C.	Termination of Service:

Subject to Subparagraph III(F) hereinafter, should the Executive suffer a Termination of Service [defined in Subparagraph I(E)], the Executive shall be entitled to receive the vested balance of the accrued liability account paid to the Executive to be paid in equal monthly installments (1/12th of the annual benefit) for a period of one hundred twenty (120) monthly installments following Normal Retirement Age [Subparagraph I (J)], accruing interest at the one-year Treasury Bill rate. Said payments will commence thirty (30) days following Normal Retirement Age. Provided, however, that if the vested balance of the accrued liability account is $10,000 or less, the Executive shall be paid the entire vested balance of the accrued liability account in a lump sum payment.

Should the Executive die prior to having received the total amount of payments due, the unpaid balance shall be paid in a lump sum to the individual or individuals designated in writing by the Executive and filed with the Bank. The payment shall be made the first day of the second month following the date of the Executive’s death. In the absence of any effective beneficiary designation, any such amounts becoming due and payable upon the death of the Executive shall begin the first day of the second month following the date of the Executive’s death to the duly qualified executor or administrator of the Executive’s estate. If, upon death, the Executive shall have received the total benefit as provide herein, then no further benefit shall be due hereunder. In any event, upon the death of the Executive, the Executive’s beneficiary shall not be entitled to receive any Index Retirement Benefit. The vesting schedule is as follows:

Years Employed Since Effective Date of Plan	Percentage That Vests in That Year
1	30%
2-5	17.5%

D.	Disability Benefit:

If the Executive becomes disabled as defined herein, he shall become fully vested in and be entitled to receive an amount equal to the accrued liability retirement account established to account for the Executive’s benefits under this Agreement. For purposes of this Agreement, the term “disabled” means that the Executive is

(i) Unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) By reason of any medically determinable physical or mental impairment (which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months) receiving income replacement benefits for a period of 3 or more months under an accident and health plan covering employees of the Bank, or

(iii) Determined to be disabled by the Social Security Administration.

Said disability benefit will be paid in equal monthly installments (1/12th of the annual benefit) for a period of one hundred twenty (120) monthly installments commencing at the Normal Retirement Age [Subparagraph I (J)] accruing interest at the one-year Treasury Bill rate. Said payments will commence thirty (30) days following Normal Retirement Age. Provided, however, that if the disability benefit is $10,000 or less, the Executive shall be paid the entire vested balance of the accrued liability account in a lump sum payment within thirty (30) days following Normal Retirement Age.

Should the Executive die prior to having received the total amount of payments due, the unpaid balance shall be paid in a lump sum to such individual or individuals as the Executive may have designated in writing and filed with the Bank. The payment shall be made on the first day of the second month following the date of the Executive’s death. In the absence of any effective beneficiary designation, any such amounts becoming due and payable upon the death of the Executive shall be made on the first day of the second month following the date of the Executive’s death to the duly qualified executor or administrator of the Executive’s estate. If, upon death, the Executive shall have received the total disability benefit as provided herein, then no further benefit shall be due hereunder.

E.	Death:

Should the Executive die prior to having received the total amount of payments the Executive may be entitled to receive as set forth in Subparagraphs III (A), (B), (C), and (D) hereinabove, the unpaid accrued liability account balance shall be paid in a lump sum to the individual or individuals designated in writing by the Executive and filed with the Bank. The payment shall be made on the first day of the second month following the date of the Executive’s death. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Executive’s estate on the first day of the second month following the date of the Executive’s death. If, upon death, the Executive shall have received the total benefit as provided herein, then no further benefit shall be due hereunder. In any event, upon the death of the Executive, the Executive’s beneficiary shall not be entitled to receive any Index Retirement Benefit.

F.	Discharge for Cause:

Should the Executive be discharged for cause at any time, all Benefits under this Agreement shall be forfeited. The term “cause” shall include termination because of the Executive’s personal dishonesty, incompetence, willful misconduct, breach of duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order, or any material breach of any provision of this Agreement.

G.	Death Benefit:

Except as set forth above, there is no death benefit provided under this Agreement.

H.	Unforeseeable Emergency:

Prior to having received the total amount of payments the Executive may be entitled to receive as set forth in Subparagraphs III (A), (B), (C) and (D) hereinabove, the Executive may make application to the Plan Administrator to receive a distribution in a lump sum of all or a portion of the vested unpaid accrued liability account balance (determined as of the date the distribution, if any, is made under this Paragraph III(H)) because of an Unforeseeable Emergency.

A distribution because of an Unforeseeable Emergency shall not exceed the amount required to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution, after taking into account the extent to which the Unforeseeable Emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Executive’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

The Executive’s request for a distribution on account of Unforeseeable Emergency must be made in writing to the Plan Administrator. The request must specify the nature of the financial hardship, the total amount requested to be distributed from the vested unpaid accrued liability account balance, and the total amount of the actual expense incurred or to be incurred on account of the Unforeseeable Emergency.

If a distribution under this Section III(H) is approved by the Plan Administrator, such distribution will be made within thirty (30) days following the date the distribution is approved. The processing of the request shall be completed as soon as practicable from the date on which the Plan Administrator receives the properly completed written request for a distribution on account of an Unforeseeable Emergency.

The Plan Administrator may from time to time adopt additional policies or rules consistent with the requirements of Section 409A to govern the manner in which such distributions may be made so that the Agreement may be conveniently administered.

IV.	RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, the Executive’s beneficiary(ies) or any successor in interest to the Executive shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.	CHANGE IN CONTROL

For purposes of this Agreement, the term “Change in Control” shall mean: (i) a Change of Ownership; (ii) a Change in Effective Control; or (iii) a Change of Asset Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

(i) For purposes of this Paragraph V, “Change in Effective Control” shall mean the date either (A) one person (or group) acquires (or has acquired during the proceeding 12 months) ownership of stock of the Bank possessing 30% or more of the total voting power of the Bank’s stock or (B) a majority of the Bank’s board of directors is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the Bank’s board of directors prior to such election.

(ii) For purposes of this Paragraph V, “Change of Asset Ownership” shall mean the date one person (or group) acquires (or has acquired during the preceding 12 months) assets from the Bank that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Bank’s assets immediately prior to such acquisition.

(iii) For purposes of this Paragraph V, “Change of Ownership” shall mean the date one person (or group) acquires ownership of stock of the Bank that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of the Bank; provided that such person (or group) did not previously own 50% or more of the value or voting power of the stock of the Bank.

For purposes of determining whether the Bank has undergone a Change in Control under this Paragraph V, the term Bank shall include any corporation that is a majority shareholder of the Bank within the meaning of Section 409A (owning more than 50% of the total fair market value and total voting power of the Bank).

Upon a Change in Control (as defined above), the Executive shall become fully vested in and be entitled to receive the benefits promised in Subparagraph III(A) of this Agreement upon attaining Normal Retirement Age (Subparagraph I[J]), as if the Executive had been employed by the Bank until Normal Retirement Age. The Executive will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger, consolidation or conversion of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.

VI.	MISCELLANEOUS

A.	Alienation and Assignment Prohibition:

Neither the Executive, his/her surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive’s beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank’s liabilities shall forthwith cease and terminate.

B.	Binding Obligation of Bank and Successor in Interest:

The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agree, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

C.	Revocation:

It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank. Amendment of this Agreement shall not be adopted if its adoption would be inconsistent with Section 409A. If an amendment to this Agreement is required by any future guidance or regulations issued pursuant to Section 409A, then the parties agree to adopt an amendment to bring the Agreement into compliance with Section 409A. The benefits provided under this Agreement shall not be subject to change, renegotiation, acceleration or deferral beyond the payment time set forth herein (the “Changes”) except to the extent that the Changes comply with Section 409A at the time the parties agree to the Changes.

D.	Gender:

Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

E.	Effect on Other Bank Benefit Plans:

Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank’s existing or future compensation structure.

F.	Headings:

Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

G.	Applicable Law:

The validity and interpretation of this Agreement shall be governed by the laws of the State of North Carolina.

H.	Fringe Benefits:

The benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase, and shall in no event be construed to effect nor limit the Executive’s current or prospective salary increases, cash bonuses, or profit-sharing distribution or credits. The Executive has no option to take any current payment or bonus in lieu of these benefits except as may be set forth hereinafter.

I.	Supersede and Constitute Entire Agreement:

This Agreement shall supersede the 2003 Agreement, which, in turn, superseded the Executive Supplemental Retirement Plan Agreement dated the 1st day of January 2002; this Agreement shall, along with any amendments executed thereto, constitute the entire agreement of the parties pertaining to retirement benefits provided hereunder.

J.	Interpretation.

It is intended that this Agreement shall conform with Section 409A. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of

Section 409A. The Executive acknowledges that the Bank has not made any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including Section 409A.

K.	Certain Payments Delayed for a Specified Employee.

If the Executive is a “specified employee” as defined in Section 409A, then any payment(s) under this Agreement on account of a “Separation from Service” shall be made and/or shall begin on the first day of the seventh month following the date of the Executive’s separation from service if such payments are not exempt from Section 409A and the six month delay in payment is required by Section 409A.

L.	Payments Upon Income Inclusion.

If at any time any amount or payment under the Agreement becomes taxable to the Executive for failure to comply with Section 409A, a payment shall be made to the Executive within 60 days of the determination by the Internal Revenue Service that the amount or payment is includible in income. The payment under this Paragraph VI (L) shall be equal to the amount required to be included in income as a result of the failure to comply with Section 409A as determined by the Internal Revenue Service.

VII.	ERISA PROVISION

The “Named Fiduciary and Plan Administrator” of this Executive Plan shall be Peoples Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

As a participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (“ERISA”). ERISA provides that all Plan participants shall be entitled to:

A.	Receive Information About Your Plan and Benefits:

1.	Examine, without charge, at the Plan Administrator’s office and at other specified locations (such as work sites and union halls) all documents governing the Plan, including insurance contracts and collective bargaining agreements (if any), and a copy of the latest annual report (Form 5500 Series) (if applicable) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

2.	Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) (if applicable) and an updated summary plan description (if applicable). The Plan Administrator may make a reasonable charge for the copies.

3.	Receive a summary of the Plan’s annual financial report (if applicable). The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

4.	Obtain a statement telling you that you have a right to receive a retirement benefit at the normal retirement age under the Plan (age 65) and what your benefit could be at normal retirement age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will advise you of the number of additional years you must work to receive a retirement benefit. You must request this statement in writing. The law does not require the Plan Administrator to give this statement more than once a year. The Plan must provide the statement free of charge.

B.	Prudent Actions by Plan Fiduciaries:

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate this Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or from exercising your rights under ERISA.

C.	Enforce Your Rights:

If your claim for a retirement benefit is denied in whole or in part, you have the right to know why this was done, to obtain documents relating to the decision without charge and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive the materials within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

D.	Assistance with Your Questions:

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

VIII.	CLAIMS PROCEDURE

The following Claims Procedure shall control the determination of benefit payments under the Plan.

A.	Filing of a Claim for Benefits:

Any insured, beneficiary or other individual (“Claimant”) entitled to benefits under the Plan will file a claim request with the Administrator. The Administrator will, upon request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. A Claimant’s request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review.

B.	Denial of Claim:

If a Claimant’s claim is wholly or partially denied, the Administrator will furnish the Claimant with a written or electronic notification of the Plan’s adverse determination. This written or electronic notification must be provided within a reasonable period of time, but not later than 90 days after the receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 90 days from the end of such initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

In the case of a claim for disability benefits, if disability is determined by a physician chosen by the Administrator (rather than relying upon a determination of disability for Social Security purposes), then instead of the above, the Administrator will provide the Claimant with written or electronic notification of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator notifies the Claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant will be afforded at least 45 days within which to provide the specified information.

C.	Content of Notice.

The Administrator’s written or electronic notification of any adverse benefit determination must contain the following information:

(1) The specific reason or reasons for the adverse determination.

(2) Reference to the specific Plan provisions on which the denial is based.

(3) A description of any additional information or material necessary to correct the claim and an explanation of why such material or information is necessary.

(4) Appropriate information as to the steps to be taken if the Claimant or beneficiary wishes to submit the claim for review.

(5) In the case of disability benefits where the disability is determined by a physician chosen by the Administrator:

(i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge upon request.

(ii) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided to the Claimant free of charge upon request.

If the claim has been denied or deemed denied, and the Claimant wants to submit the claim for review, the Claimant must follow the Claims Review Procedure below.

D.	Claims Review Procedure:

Upon the denial of a claim for benefits, the Claimant may file a claim for review, in writing, with the Administrator.

(1) THE CLAIMANT MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER THE CLAIMANT HAS RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF THE CLAIM FOR BENEFITS.

HOWEVER, IF THE CLAIM IS FOR DISABILITY BENEFITS AND DISABILITY IS DETERMINED BY A PHYSICIAN CHOSEN BY THE ADMINISTRATOR, THEN INSTEAD OF THE ABOVE, THE CLAIMANT MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 180 DAYS FOLLOWING RECEIPT OF NOTIFICATION OF AN ADVERSE BENEFIT DETERMINATION.

(2) The Claimant may submit written comments, documents, records, and other information relating to the claim for benefits.

(3) The Claimant may review all pertinent documents relating to the denial of the claim and submit any issues and comments, in writing, to the Administrator.

(4) The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

(5) The claim for review must be given a full and fair review. This review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

In addition to the Claims Review Procedure above, if the claim is for disability benefits and disability is determined by a physician chosen by the Administrator, then the Claims Review Procedure provides that:

(1) The claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

(2) In deciding an appeal of any adverse benefit determination that is based in whole or in part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

(3) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

(4) The health care professional engaged for purposes of a consultation in (2) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

The Administrator will provide the Claimant with written or electronic notice of the Plan’s benefit determination on review. The Administrator must provide the Claimant with notification of this denial within 60 days after the Administrator’s receipt of the written claim for review, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. However, if the claim relates to disability benefits and disability is determined by a physician chosen by the Administrator, then 45 days will apply instead of 60 days in the preceding sentences. In the case of an adverse benefit determination, the notification will set forth:

(a) The specific reason or reasons for the adverse determination.

(b) Reference to the specific Plan provisions on which the benefit determination is based.

(c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

(d) In the case of disability benefits where disability is determined by a physician chosen by the Administrator:

(i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

(ii) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

If the Claimant has a claim for benefits that is denied or ignored, in whole or in part, the Claimant may file suit in a state or federal court. However, in order to do so, the Claimant must file the suit no later than 180 days after the Administrator makes a final determination to deny the claim.

E.	For Questions or If Rights Are Violated

If the Claimant has any questions about the Plan, the Claimant should contact the Administrator. If the Claimant has any questions about this statement, or about the Claimant’s rights under ERISA, or if the Claimant needs assistance in obtaining documents from the Administrator, the Claimant should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. The Claimant may also obtain certain publications about the Claimant’s rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

IX.	TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on the Bank or this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change in

Control (Paragraph V), this paragraph shall become null and void effective immediately upon said Change in Control. Provided, however, that no amendment or termination will be adopted unless it complies with Section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PEOPLES BANK, a North Carolina banking institution

By:
(SEAL)
Name:
Title:

ANTHONY J. LAMPRON

(SEAL)

BENEFICIARY DESIGNATION FORM FOR

THE AMENDED AND RESTATED

EXECUTIVE SALARY CONTINUATION AGREEMENT

EFFECTIVE             , 20

I.	DESIGNATIONS (Please refer to the beneficiary designation instructions below prior to completion of this form.)

A.	Person(s) as a Primary & Secondary Designation: (Please indicate the percentage for each beneficiary.)

1.	Name:		Relationship:		SS#:		% if living:

Address:
		(Street)		(City)		(State)	(Zip)

	If deceased, designate % to:			Relationship:		SS#:

Address:
		(Street)		(City)		(State)	(Zip)

2.	Name:		Relationship:		SS#:		% if living:

Address:
		(Street)		(City)		(State)	(Zip)

	If deceased, designate % to:			Relationship:		SS#:

Address:
		(Street)		(City)		(State)	(Zip)

3.	Name:		Relationship:		SS#:		% if living:

Address:
		(Street)		(City)		(State)	(Zip)

	If deceased, designate % to:			Relationship:		SS#:

Address:
		(Street)		(City)		(State)	(Zip)

4.	Name:		Relationship:		SS#:		% if living:

Address:
		(Street)		(City)		(State)	(Zip)

	If deceased, designate % to:			Relationship:		SS#:

Address:
		(Street)		(City)		(State)	(Zip)

	B.	Estate as a Primary Designation:

My Primary Beneficiary is The Estate of As set forth in the last will and Testament dated the day of , 200 and any codicils thereto.

	C.	Trust as a Primary Designation:

Name of the Trust:

Execution Date of the Trust: Name of the Trustee:

Beneficiary(ies) of the Trust: (please indicate the percentage for each beneficiary):

Name(s):

Name(s):

Is this an Irrevocable Life Insurance Trust? ☐ Yes ☐ No
(If yes and this designation is for a Joint Beneficiary Agreement, an Assignment of Rights form must be completed.)

II.	SECONDARY (CONTINGENT) DESIGNATION

	A.	Estate as a Secondary (Contingent) Designation:

My Primary Beneficiary is The Estate of as set forth in the last will and Testament dated the day of , 200 and any codicils thereto.

	B.	Trust as a Secondary (Contingent) Designation:

Name of the Trust:

Execution Date of the Trust: Name of the Trustee:

Beneficiary(ies) of the Trust: (please indicate the percentage for each beneficiary):

Name(s):

Name(s):

Is this an Irrevocable Life Insurance Trust? ☐ Yes ☐ No
(If yes and this designation is for a Joint Beneficiary Designation Agreement, an Assignment of Rights form must be completed.)

III.	SIGN AND DATE

All sums payable under the Amended and Restated Executive Salary Continuation Agreement, by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the bank in writing.

Executive	Date

BENEFICIARY DESIGNATION INSTRUCTIONS

•

If you make a mistake in completing this form, line out the erroneous information, add the correct information and initial the correction. The printed material on this form should not be deleted or altered in any way.

•	In all cases, the relationship of the beneficiary should be included with the beneficiary designations.

•

A Secondary Beneficiary will receive benefits only if the Primary Beneficiary(ies) do not survive the Insured. If naming more than one Secondary Beneficiary at 100% each, please indicate on designations 1, 2, 3 or 4 on the designation line which states: “If deceased, designate     %”.

•	If a married woman is named beneficiary, her full legal name should be shown.

For Example: Mary J. Smith, not Mrs. John J. Smith. Likewise, if this form is to be signed by a married woman, she should sign her full legal name.

•

When two or more beneficiaries are named, and they are not to share the benefits equally, enter the percentage each beneficiary is to receive on the form in the space provided. Dollars and cents should not be specified. When added together, the sum of the percentages going to the two or more named beneficiaries should equal 100%.

•	If a trustee is named beneficiary, show the exact name of the trust, date of the trust agreement, and the name and address of the trustee.

For Example: The John J. Smith Revocable Life Insurance Trust dated January 1, 1994, John Smith Trustee, 123 Apple Lane, Hartford, CT 06006.

EXHIBIT A-1

For

Anthony J. Lampron

End of Year Age	Benefit Amount
65	$34,916
66	$46,554
67	$46,554
68	$46,554
69	$46,554
70	$46,554
71	$46,554
72	$46,554
73	$46,554
74	$46,554
75	$46,554
76	$46,554
77	$46,554
78	$22,764

EXHIBIT A-2

For

Anthony J. Lampron

Age 59 1/2	50% of age 66 benefit
Age 60 1/2	60% of age 66 benefit
Age 61 1/2	70% of age 66 benefit
Age 62 1/2	80% of age 66 benefit
Age 63 1/2	90% of age 66 benefit
Age 64 1/2	100% of age 66 benefit